================================================================================




                              INTERIM WAREHOUSE AND
                        SECURITY AGREEMENT FOR CONTRACTS


                                      among


                              PRUDENTIAL SECURITIES
                               CREDIT CORPORATION,
                                   as Lender,


                        AMERICAN BUSINESS LEASING, INC.,
                                   as Borrower


                                       and


                             FEDERAL LEASING CORP.,
                                   as Borrower


                            Dated as of April 3, 1998


================================================================================

                                Table of Contents


                                                                            Page
                                                                            ----

Section 1.   The Loan.........................................................2
Section 2.   Additional Conditions Precedent to Advance.......................5
Section 3.   Contract Files and Custodian.....................................7
Section 4.   Representations, Warranties and Covenants........................8
Section 5.   Mandatory Prepayment of Loan....................................16
Section 6.   Release of Contract Files following Payment of Loan.............17
Section 7.   Servicing.......................................................17
Section 8.   No Oral Modifications; Successors and Assigns; Assignment of
             Collateral......................................................17
Section 9.   Reports.........................................................17
Section 10.  Events of Default...............................................19
Section 11.  Remedies Upon Default...........................................20
Section 12.  Indemnification.................................................21
Section 13.  Power of Attorney...............................................21
Section 14.  Agreement Constitutes Security Agreement........................22
Section 15.  Lender May Act Through Affiliates...............................22
Section 16.  Notices.........................................................22
Section 17.  Severability....................................................24
Section 18.  Counterparts....................................................24
Section 19.  Certain Definitions.............................................24

             INTERIM WAREHOUSE AND SECURITY AGREEMENT FOR CONTRACTS


                  This INTERIM WAREHOUSE AND SECURITY AGREEMENT FOR CONTRACTS, dated as of April 3, 1998 (as amended or otherwise modified from time to time, this "Agreement") among PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation, having an office at One Seaport Plaza, New York, New York 10292 (the "Lender"), AMERICAN BUSINESS LEASING, INC., a Pennsylvania corporation, having its principal office at 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004 ("ABL"), and FEDERAL LEASING CORP., a New Jersey corporation, having its principal office at 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004 ("Federal Leasing", and together with ABL, the "Borrowers").

                  WHEREAS, the Lender intends to lend and the Borrowers intend to borrow up to $50,000,000 (fifty million dollars) to fund the purchase or origination by the Borrowers of conditional sale contracts, loan and security agreements, operating leases, direct financing equipment leases, software and network licensing agreements and promissory notes, in each case, under which the Borrowers finance the purchase of specified Equipment by a third-party obligor or a third-party obligor leases specified Equipment from either of the Borrowers as lessor or as successor in interest to an originating lessor, at a specified monthly rate (each, a "Contract"). Each Contract shall be substantially in the form of one of the Contracts attached hereto as Exhibit G, or shall be in a form approved by the Lender in its sole, good faith discretion. For purposes of this Agreement, "Equipment" means either medical equipment, hospital laundry equipment, computer equipment (including, without limitation, software and network licensing agreements), telecommunications equipment, furniture, fixtures and equipment, machinery, facsimile machines, general business office equipment, modular buildings and any other collateral in the Lender's sole discretion; and

                  WHEREAS, the Lender's affiliate, Prudential Securities Incorporated ("PSI") will act as the sole or lead manager on an equipment lease-backed securities issuance (a "Securitization") to be sponsored by the Borrowers (or by an affiliate thereof) from time to time and collateralized by the Pledged Contracts.

                  An index to the location of the definitions of the defined terms used herein is set forth in Section 19 hereof.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

                  Section 1. The Loan.

                  A. Subject to the terms of this Agreement:

                  1. The Lender agrees to lend to the Borrowers up to $50,000,000 (such borrowing, the "Loan") to be made in one or more advances (each, an "Advance"); provided, however, that, in no event shall the outstanding debt owed to the Lender by the Borrowers or any of their Affiliates (including, without limitation, American Business Credit, Inc., HomeAmerican Credit, Inc. d/b/a Upland Mortgage, and New Jersey Mortgage and Investments Corp.) under any loan agreement (including, without limitation, this Agreement) exceed $50,000,000; provided, further, that at any time when funds are on deposit in a Pre-Funding Account (as defined herein), the amount of the Loan shall not exceed the amount on deposit in such Pre-Funding Account. The Borrower agrees that the Loan shall be used to warehouse Contracts that are to be included in a Securitization, as such Contracts are identified to the Lender in writing and in electronic form from time to time. Such Contracts may be (a) included at the time of closing of the Securitization or (b) purchased by the Securitization trust subsequent to closing with funds on deposit in an account (a "Pre-Funding Account") relating to the Securitization and designated for such purpose. The Lender may refuse to lend against any Contract(s) which the Lender in its sole, good faith discretion believes will not be eligible for inclusion in a securitized pool either (x) due to the characteristics of such Contract or (y) due to the expected aggregate characteristics of the pool of Contracts.

                  2. Each Advance shall be made on a date prior to the Maturity Date referred to below (each such date, a "Funding Date"); provided, that:

                            (i) the conditions precedent to the making of Advances set forth in Section 2 hereof shall have been satisfied, and the representations and warranties of the Borrowers in Section 4 hereof shall be true and correct on and as of such Funding Date as if made on and as of such date;

                            (ii) no Event of Default shall have occurred and be continuing or would exist after the making of the Advance on such Funding Date;

                            (iii) the Lender shall have received (A) in connection with each Advance, no later than 12:00 noon (Eastern Standard Time) on the related Funding Date, a certificate from the Custodian referred to below to the effect that it has in its possession and has reviewed the contract files relating to the Contracts being pledged in connection with the Advance being made on such Funding Date and has found no material deficiencies in such contract files (the "Custodian's Certification") and (B) prior to the initial Advance, legal opinions from counsel (which may be in-house counsel) to ABL and Federal Leasing in the form of Exhibit B-1 and Exhibit B-2, respectively, attached hereto;

                            (iv) the Borrowers shall have delivered or caused to be delivered to the Custodian all required documents with respect to the Contracts being pledged on such Funding Date;

                            (v) the applicable Borrower shall deliver evidence of the release of any prior security interest that may have been granted with respect to the Pledged Contracts and the related Equipment.

                            (vi) the Lender shall have received acknowledgment copies of the following filings, registrations and recordations stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Lender that all such filings, registrations and recordations have been made): (a) with respect to the assignment of the Contracts by the related Borrower to the Custodian, UCC-1 financing statements naming the related Borrower, as debtor, and the "Chase Bank of Texas, N.A., as custodian and trustee under the applicable custodial or trust agreement", as secured party,
         (b) with respect to the Equipment subject to Contracts which are "true" or "operating" leases, UCC-1 financing statements in each jurisdiction in which such Equipment is located naming the related Borrower, as debtor, and the "Chase Bank of Texas, N.A., as custodian and trustee under the applicable custodial or trust agreement", as secured party, and (c) with respect to the Equipment subject to Contracts which are "finance" leases, (i) with respect to Contracts originated by a Borrower relating to Equipment with an Original Equipment Cost of greater than $10,000 or with respect to Contracts originated by a source other than a Borrower relating to Equipment with an Original Equipment Cost of greater than $10,000 for which a prior UCC-1 financing statement was not filed, UCC-1 financing statements filed in the jurisdiction where the Equipment is located naming the user, as debtor, and the related Borrower, as secured party, and (ii) with respect to Contracts originated by a source other than a Borrower relating to Equipment with an Original Equipment Cost of greater than $25,000 for which a prior UCC-1 financing statement was filed, UCC-3 amendments filed in the jurisdiction where the Equipment is located amending such filing to name the user, as debtor, and the related Borrower, as secured party (the Equipment referenced in (b), (c)(i) and (c)(ii) above is collectively referred to as the "Perfected Equipment"). The filings referenced in clause (a) shall include all related rights relating to such Contracts, including the security interests in the Equipment subject to this Section 1(A)(2)(vi) and the other Secured Obligations.

                            (vii) to the extent described in Section 5(C) hereof, no notice described in said Section 5(C) shall have been received by PSI; and

                           (viii) there shall be in full force and effect from American Business Financial Services, Inc. (the "Guarantor") a Guaranty (the "Guaranty") in the form attached hereto as Exhibit D.

                  3. The Loan shall accrue interest daily on its outstanding principal amount, with interest calculated for the actual number of days elapsed, based on a 360-day year. The interest rate shall be (except as otherwise provided in Section 1(E)(2) or Section 11(D) hereof) LIBOR plus 1.25%, and shall be reset on each business day. Interest which accrues during each calendar month shall be payable on the 3rd (third) business day of the following month, with any outstanding interest due and payable in its entirety on the date of termination of this warehouse facility (including the Maturity Date).

                  "LIBOR" shall mean, the London interbank offered rate for one-month U.S. dollar deposits, as reported on the display designated as "Page 3750" on the Telerate Service (or such other display as may replace Page 3750 on the Telerate Service).

                  Any amounts pre-paid under this Agreement prior to the Maturity Date may be re-borrowed, subject to the terms and conditions of this Agreement, until the Maturity Date.

                  B. The amount of each Advance shall not be less than $1,000,000 and, after the making of such Advance, the outstanding principal amount of the Loan shall not exceed the lesser of (i) 88% of the Collateral Value, (ii) the aggregate Original Equipment Cost of the Equipment related to the Contracts then so pledged to the Lender hereunder and (iii) the expected net proceeds from the sale of the investment grade securities (such investment grade rating to be provided by any of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch")) in the Securitization, as determined by PSI in its sole, good faith discretion (such lesser amount, the "Maximum Loan Amount"). For purposes of this Agreement, "Collateral Value" shall be equal to the aggregate Contract Value of the Pledged Contracts. The Lender may, in its sole, good faith discretion, make a determination of the Collateral Value of the Collateral weekly or daily to ensure that the outstanding principal amount of the Loan does not exceed the Maximum Loan Amount.

                  For purposes of this Agreement:

                  Maturity Date means, (i) if no Pre-Funding Account is utilized in the Securitization the earlier of (a) June 30, 1998 and (b) the date on which such Securitization occurs and (ii) if a Pre-Funding Account is utilized in the Securitization, the earlier of (a) September 30, 1998 and (b) the date on which the funds in the Pre-Funding Account are reduced to zero. The Maturity Date may be extended by the Lender, in the Lender's sole and unreviewable discretion, on any date by the execution and delivery of a Credit Increase Confirmation and Note Amendment in the form of Exhibit C hereto.

                  Pledged Contracts means, as of any date of determination, any Contracts then held by the Custodian on behalf of the Lender to secure the Loan.

                  C. The Loan evidenced hereby shall mature on the Maturity Date and all amounts outstanding hereunder shall be due and payable on the Maturity Date.

                  D. The Loan is pre-payable at any time without premium or penalty, in whole or in part; provided, that Pledged Contracts may not be removed from this warehouse facility (including in connection with any prepayment of the Loan in part) with the result that, in the Lender's sole, good faith discretion, the remaining Pledged Contracts, are, in the aggregate, materially inferior as collateral as compared to the pool of Pledged Contracts immediately prior to such removal. In addition, no Pledged Contracts may be removed from this warehouse facility with the result that the outstanding amount of the Loan exceeds the Maximum Loan Amount. Notwithstanding the foregoing, however, a Pledged Contract, may in any event be removed from this facility if such Pledged Contract has been paid in full by the lessor. If the Borrowers intend to prepay the Loan in whole or in substantial part from a source other than the proceeds of the Securitization, the Borrowers shall give two business days' written notice to the Lender.

                           E. 1. If the Loan is not extended by means of a Credit Increase Confirmation and Note Amendment, the Loan shall immediately and automatically become due and payable without any further action by the Lender on the then scheduled Maturity Date, and in the event of non-payment in full on such Maturity Date the Lender may exercise all rights and remedies available to it as the holder of a first priority perfected security interest under the Uniform Commercial Code of the State of New York (the "New York UCC").

                  2. If the Borrowers award a Securitization or whole-loan trade involving any Pledged Contracts to an investment banking house, agent, broker or underwriter other than PSI or to a group of managers for which PSI is not the lead manager, then the interest rate on the Loan shall increase to LIBOR plus 500 basis points, which higher rate shall retroactively be applied as of the related Funding Date for all prior Advances or Pledged Contracts so involved; provided, however, that if the Borrowers had first offered such Securitization or whole-loan trade to PSI at a reasonable market price and PSI refused such offer, then this subsection 2 shall have no effect.

                  F. The Loan shall be evidenced by the secured promissory note of the Borrowers in the form attached hereto as Exhibit A (the "Secured Note").

                  Section 2. Additional Conditions Precedent to Advance.

                  A. Not later than two business days prior to the proposed Funding Date for an Advance the applicable Borrower shall deliver to the Lender
(x) a written notice in the form of Exhibit E hereto or, with respect to Contracts already pledged hereunder, a Borrowing Base Report substantially in the form of Exhibit F and (y) an electronic disk or tape, in a mutually satisfactory form to be agreed upon detailing certain specified characteristics, as of a date no more than seven days prior to the proposed Funding Date for such Advance (such date, the "Contract Schedule Cut-Off Date"), of the Contracts proposed to be pledged in connection with such Advance and the Contracts previously pledged (each such schedule, a "Contract Schedule") setting forth the following information as to each Contract pledged to the Lender hereunder (such Contract Schedule to be delivered to the Custodian, who shall deliver such Contract Schedule to the Lender): (i) the Contract identifying number; (ii) the user's name; (iii) the street address of the user and the street address where the Equipment is in use, including the zip code; (iv) the description of the related Equipment; (v) the original number of months to maturity and the number of months remaining to maturity from the Contract Schedule Cut-Off Date; (vi) the Contract yield; (vii) amount of the monthly payment; (viii) the original cost of the related Equipment inclusive of amounts, if any, paid for taxes, warranty extensions or service contracts (the "Original Equipment Cost"); (ix) the present value (using a discount rate equal to the yield on the United States treasury obligation having a three-year maturity as quoted in the Wall Street Journal on the business day on which the Notice of Borrowing or Borrowing Base Report, as applicable, is to be delivered to the Lender) plus a credit spread equal to 2.50% (which spread may be adjusted, from time to time, by the Lender, in its sole unreviewable discretion, to account for market movements or changes in the structure or subordination levels of the Securitization) (the "Discount Rate") of the remaining scheduled contract payments of the Contract (the "Contract Value") as of the close of business on the Contract Schedule Cut-Off Date; (x) the paid through date of such Contract; (xi) the delinquency status of each such Contract, together with a separate schedule setting forth the future payment stream (i.e., a debt service schedule) for each Contract then being pledged, as of the Contract Schedule Cut-Off Date; (xii) the first payment date of such Contract; and (xiii) the last payment date of such Contract; provided that if such Advance relates to Contracts acquired by the Borrowers from other originators in a bulk acquisition and either (A) such Contracts have an aggregate principal amount in excess of $1,000,000 but less than $5,000,000 (any such acquisition by the Borrowers, a "Small Bulk Acquisition"), such items shall be furnished at least four business days prior to the requested Funding Date or
(B) such Contracts have an aggregate principal amount in excess of $5,000,000 (any such acquisition by the Borrowers, a "Large Bulk Acquisition"), such items shall be furnished at least ten business days prior to the requested Funding Date.

                  B. Prior to the initial Funding Date, the Lender shall have received:

                  1. Duly executed originals of (i) this Agreement, (ii) the Custodial Agreement, (iii) the Secured Note and (iv) the Guaranty.

                  2. A certificate of the Secretary of each Borrower certifying
         (i) a copy of such Borrower's articles of incorporation; (ii) a copy of such Borrower's by-laws; (iii) the names and signature of officers of such Borrower authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which the Lender may conclusively rely until such time as the Lender shall receive from such Borrower a revised certificate); and (iv) a copy of minutes of a meeting of such Borrower's board of directors authorizing the authorized signatories to enter into this Agreement.

                  3. The Lender shall have received a certificate of the Secretary of the Guarantor certifying (i) a copy of the Guarantor's articles of incorporation; (ii) a copy of Guarantor's by-laws; (iii) the names and signatures of the officers authorized on its behalf to execute the Guaranty, and any other documents to be delivered by it thereunder (on which the Lender may conclusively rely until such time as the Lender shall receive from the Guarantor a revised certificate); and (iv) a copy of the resolutions of the executive committee of the board of directors of the Guarantor authorizing the Guarantor to deliver the Guaranty.

                  4. The Lender shall have received an opinion of the counsel of each of ABL and Federal Leasing which may be an attorney employed by one of its affiliates, in substantially the form of Exhibit B-1 and Exhibit B-2, respectively, attached hereto.

                  5. The Lender shall have received an opinion of the counsel to the Guarantor in substantially the form of Exhibit B-3 hereto.

                  6. The Lender shall have received the most recent available servicing reports, if any, with respect to the Contracts.

                  7. The Lender and/or any independent contractor appointed by the Lender shall have completed such investigation as the Lender may reasonably require with respect to each Contract which is the subject of any funding and the results of such investigation (and all other legal and documentary matters with respect to such Contract) shall be satisfactory to the Lender.

                  8. The related Borrower shall have executed all documents, including but not limited to financing statements under the Uniform Commercial Code as in effect in any applicable jurisdictions, as the Lender may reasonably require to effectively perfect and evidence the Lender's first priority security interest in the Contracts and the related Perfected Equipment.

                  9. A copy of the blanket Insurance Policy or Insurance Certificate referred to in Section 4(B)(35).

                  10. The Borrowers shall deliver to the Lender a copy of any back-up servicing agreement, including, without limitation, the back-up servicing agreement with SunGard Recovery Services Inc. (each, a "Servicing Agreement").

                  Section 3. Contract Files and Custodian.

                  The related Borrower shall deliver to Chase Bank of Texas, N.A., as custodian (the "Custodian") on behalf of the Lender, the documents and instruments listed in Section 2 of that certain Custodial Agreement for Contracts dated as of April 3, 1998 (the "Custodial Agreement") among the Lender, the Borrowers, and the Custodian. Such documents and instruments evidencing and relating to the Contracts and the related Equipment, including, without limitation, the proceeds of any Insurance Policy or Insurance Certificate which relate to a Pledged Contract, together with any proceeds thereof, are hereinafter referred to as the "Collateral". Each Borrower hereby pledges and grants a first priority security interest in all of its right, title and interest in and to the Collateral to the Lender to secure the repayment of principal of and interest on the Loan and all other amounts owing by the Borrowers to the Lender hereunder or under any other agreement or arrangement among either Borrower or its Affiliates and the Lender or its affiliates now existing or hereafter entered into by such parties (collectively, the "Secured Obligations").

                  Section 4. Representations, Warranties and Covenants.

                  A. Each of the Borrowers represents and warrants to the Lender that:

                  1. ABL and Federal Leasing have each been duly organized and are validly existing as corporations in good standing under the laws of their respective states of incorporation.

                  2. It is duly licensed as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where failure to so qualify or such default would not have a material adverse effect on the ability of such Borrower to conduct its business or to perform its obligations under this Agreement. It has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, the Custodial Agreement and the Secured Note.

                  3. At all times after the Custodian has received a Contract from such Borrower and until payment in full of the Loan, such Borrower will not knowingly and intentionally commit any act in violation of applicable laws, or regulations promulgated with respect thereto.

                  4. Such Borrower is solvent and is not in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution, delivery and performance by such Borrower of this Agreement, the Custodial Agreement, and the Secured Note do not conflict with any term or provision of the certificate of incorporation or by-laws of such Borrower or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Borrower and will not result in any violation of any such mortgage, instrument or agreement.

                  5. All financial statements or certificates of such Borrower, any Affiliate of such Borrower or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities or other facts relevant to such Borrower's or such Affiliate's condition. As used in this Agreement, "Affiliate" means (i) American Business Financial Services, Inc., Processing Service Center, Inc., American Business Credit, Inc., HomeAmerican Credit, Inc. d/b/a Upland Mortgage, New Jersey Mortgage and Investments, Inc., ABC Holdings Corporation and HomeAmerican Consumer Discount Company and
         (ii) any person directly or indirectly controlling, controlled by, or under common control (within the definition of "control" set forth in the Securities and Exchange Act of 1934, as amended) with such Borrower, who, in accordance with GAAP, can be consolidated with such Borrower for financial reporting purposes. All such financial statements have been prepared in accordance with GAAP. No financial statement or other financial information as of a date later than that supplied to the Lender, has been furnished by such Borrower or any of its Affiliates to another lender of such Borrower or any of its Affiliates that has not been furnished to the Lender.

                  6. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by such Borrower of this Agreement, the Custodial Agreement and the Secured Note.

                  7. There is no action, proceeding or investigation pending with respect to which such Borrower has received service of process or, to the best of such Borrower's knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Custodial Agreement or the Secured Note, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Custodial Agreement or the Secured Note, or (C) which would materially and adversely affect the validity of the Contracts or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, the Custodial Agreement or the Secured Note.

                  8. There has been no material adverse change in the business, operations, financial condition, properties or prospects of such Borrower or any Affiliate since the date set forth in the financial statements supplied to the Lender.

                  9. This Agreement, the Custodial Agreement and the Secured Note have been duly authorized, executed and delivered by such Borrower all requisite corporate action having been taken, and each is valid, binding and enforceable against such Borrower in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

                  10. There are no Liens on any Servicing Agreement or on any computer hardware or software relating to the servicing of the Pledged Contracts.

                  B. With respect to every Contract delivered to the Custodian, the related Borrower represents and warrants to the Lender that:

                  1. Such Contract and all accompanying documents are complete and authentic and all signatures thereon are genuine;

                  2. Such Contract arose from a bona fide lease, complying with all applicable State and Federal laws and regulations, to persons having the legal capacity to contract;

                  3. All amounts represented to be payable on such Contract are, in fact, payable in accordance with the provisions of such Contract;

                  4. Such Contract is secured by a piece of Equipment;

                  5. The Equipment subject to any security interest given in connection with such Contract is not subject to any encumbrance, except for liens released simultaneously with the grant of a security interest in favor of the Lender hereunder in such Contract and Equipment;

                  6. Such Contract has been fully paid for by the related Borrower;

                  7. Immediately prior to its pledge hereunder, with respect to each item of Collateral, the related Borrower held good and indefeasible title to, and was the sole owner of, such Collateral, and such Collateral is not subject to any liens, charges, mortgages, participations, encumbrances or rights of others, except for liens released simultaneously with the Borrowers' pledge of such Collateral made herein;

                  8. Each Contract conforms to the description thereof as set forth on the related Contract Schedule;

                  9. No Contract has been rejected for financing by any of the Borrowers' other financing sources for warehouse financing, or was removed from any other of the Borrowers' warehouse lines for breaching any requirement for financing thereunder unless such Contract has been approved by the Lender in writing;

                  10. The information in respect of the Contract set forth in the related Contract Schedule is true and correct;

                  11. (A) The Contract contains provisions requiring the user to assume all risk of loss or malfunction of the related Equipment and to maintain appropriate liability insurance with respect thereto, and making the user absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off for any reason whatsoever, subject only to the user's right of quiet enjoyment,
         (B) the Contract may not be terminated or prepaid without the consent of the Lender, (C) the Contract does not provide for the substitution, exchange or addition of any other items of Equipment pursuant to such Contract which would result in any reduction or extension of payments due under the Contract and (D) the rights with respect to such Contract are assignable by the Borrowers without the consent of any person other than, with respect to certain Contracts, the consent to assignment of the underlying user which the Borrowers have received prior to the pledge to the Lender hereunder;

                  12. All requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the origination and servicing of the Contract have been complied with in all material respects;

                  13. The Contract represents the legal, valid and binding payment obligation of the user, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws (including, but not limited to, principles of equity) affecting the rights of creditors;

                  14. No instrument of release or waiver has been executed in connection with the Contract, and no lessee/borrower in respect of such Contract has been released from its obligations thereunder, in whole or in part;

                  15. Except as otherwise reflected in the Contract Schedule, the Contract has not been amended after the date on which such Contract is listed on the Contract Schedule and pledged to the Lender hereunder in any material respect or such that the amount of any monthly payment or the total number of the monthly payments is increased or decreased;

                  16. The Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  17. There are no proceedings or investigations pending, or, to the best of each of the Borrower's knowledge after due inquiry, threatened, before any court, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of the Contract or the lien, if any, on the related Equipment, (B) asserting the bankruptcy or insolvency of a user, (C) seeking to prevent payment and performance of the Contract, or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of the Contract or the lien, if any, on the related Equipment;

                  18. The Borrowers have duly fulfilled all obligations on their respective parts, required by the Agreement, to be fulfilled under or in connection with the Contract and have done nothing to impair the rights of the Lender in the Contract or payments with respect thereto, or in the related Equipment;

                  19. There is no default, breach, violation or event of acceleration existing under the Contract, and no event has occurred which, with the passage of time or with notice, would constitute a default, breach, violation or event of acceleration; and none of the Borrowers have waived any monetary or non-monetary default, breach, violation or event of acceleration in respect of the Contract;

                  20. All parties to each Contract had legal capacity to execute such Contract and each such Contract has been duly and properly executed by such parties;

                  21. The Contract was not selected by the Borrowers on any basis intended to adversely affect the value of the Lender's security interest therein;

                  22. The Contract was not originated in, nor is it subject to the laws of, any jurisdiction the laws of which would make unlawful the pledge, transfer or assignment of such document or the related Equipment under this Agreement, including any sale in accordance with this Agreement;

                  23. Immediately after the pledge, assignment and transfer to the Lender as herein contemplated, all necessary action will have been taken to grant (a) a valid and enforceable first priority perfected security interest in such Contract (including the filing or amendment of UCC statements in all applicable jurisdictions) and all payments to become due thereunder and all rights of the Borrowers in the Perfected Equipment and (b) a valid and enforceable first priority security interest in all rights of the Borrowers in the Equipment other than the Perfected Equipment, in each case free and clear of all liens and encumbrances, except for the interests of users pursuant to the Contract, and for those subsequent liens which, by operation of law, take priority over a previously perfected security interest;

                  24. (A) The Contract has not been sold, transferred, assigned or pledged by the Borrowers to any person other than the Lender, except for liens released simultaneously with the grant of a security interest in favor of the Lender hereunder and (B) immediately prior to the pledge and conveyance of the Contract pursuant to Section 3 hereof, the related Borrower was the sole owner of the Contract and had good and marketable title thereto, free and clear of all liens and encumbrances;

                  25. There is only one original executed counterpart of the Contract that constitutes "chattel paper" or an "instrument" for purposes of Sections 9-105(1)(b) and 9-105(1)(i), respectively, and 9-308 of the UCC;

                  26. The Borrowers' computer records shall have been marked to indicate that such Contract has been pledged, assigned and transferred to the Lender pursuant to this Agreement;

                  27. In the event that all insurance policies required to be maintained by the Contract are not in full force and effect, each of the Borrowers will indemnify the Lender for any losses, liabilities and expenses that result from the fact that such policies are not in full force and effect;

                  28. Each individual Contract was originated or purchased by one of the Borrowers using its underwriting guidelines previously approved by PSI. The user is not insolvent or in bankruptcy and the Borrowers have no knowledge of any circumstances or conditions with respect to the Contract, the Equipment or the user's credit standing that could reasonably be expected to cause the Lender to regard the Contract as an unacceptable security, cause the Contract to become delinquent or adversely affect the value or marketability of the Contract;

                  29. The Equipment was properly delivered to the user in good repair, without defects and in satisfactory order and, to the best of each of the Borrowers' knowledge, is in proper working order as of the date on which such Contract was pledged to the Lender and listed on the Contract Schedule;

                  30. The Contract does not have characteristics which are materially worse than those of other Contracts financed by the Borrowers during the twelve-month period preceding the initial Funding Date;

                  31. On the date of the Advance relating to such Contract, it is not more than 20 days delinquent, and, on any date of determination, no more than 1.0% of the pool of Pledged Contracts are more than 30 days delinquent, and no Pledged Contract is more than 45 days delinquent;

                  32. For each piece of Equipment subject to a Contract which is a "finance" lease, (a) with an Original Equipment Cost greater than $10,000, there has previously been filed a UCC-1 Financing Statement naming the related User, as debtor and the related Borrower as secured party, (or, to the extent such Contract was originated by a third-party originator, naming such originator as secured party) or (b) with an Original Equipment Cost greater than $25,000, to the extent such Contract was originated by a third-party originator, a UCC-3 assignment of a previously filed financing statement (in each case naming the user as "debtor" and the originator of such Contract as "Secured Party") naming the related Borrower as assignee or secured party;

                  33. For each piece of Equipment subject to a Contract which is a "true" or "operating" lease, a UCC-1 Financing Statement naming the related Borrower, as debtor, and the Custodian, as secured party;

                  34. Such Contract has an original principal balance of less than $500,000; provided, that the aggregate original principal balance of each Contract relating to a single user is less than $1,000,000; provided, further, that the average original principal balance of all Pledged Contracts is less than $50,000;

                  35. Each piece of Equipment (a) with an Original Equipment Cost greater than $100,000, is covered by an Insurance Policy or Insurance Certificate, as the case may be, or (b) with an Original Equipment Cost less than $100,000, is covered by a blanket Insurance Policy or Insurance Certificate, as the case may be, in each case, naming the related Borrower as the loss payee; and

                  36. The Borrowers have reviewed each Contract for conformity with the representations and warranties listed in this Section 4(B), and found such Contract to conform with such representations and warranties, before requesting the Lender to make an Advance against such Contract.

                  C. Each of the Borrowers covenants with the Lender that, during the term of this facility:

                  1. Such Borrower and any of its Affiliates shall not create or suffer to exist any Lien, other than Permitted Liens, on any of such Borrower's or any of its Affiliate's assets, including, without limitation, any Servicing Agreement and any computer hardware and software relating to such Borrowers' servicing of the Pledged Assets.

                  2. Such Borrower shall not pledge, assign or grant to any other party any security interest in any Pledged Contract or the related Equipment.

                  3. Such Borrower's Tangible Net Worth shall not be less than $100,000.

                  For purposes of this Agreement:

                  Lien means, with respect to any asset of a Borrower or any of its Affiliates, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Permitted Lien means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of a Borrower or any of its Affiliates; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of a Borrower or any of its Affiliates; (viii) the Lien granted to the Lender pursuant hereto; (ix) secured borrowing facilities or other Liens which are secured by assets of a Borrower or any of its Affiliates other than the Contracts; provided, that no such secured borrowing facility or other Lien may be secured by a blanket lien on the assets of a Borrower or any of its Affiliates, including, without limitation, any Servicing Agreement and any computer hardware and software relating to such Borrowers' servicing of the Pledged Assets; and (x) any other Lien to which the Lender has given its prior written consent.

                  Tangible Net Worth means the related Borrower's stated net worth minus intangible assets and the amount of any receivable from any of its Affiliates.

                  Section 5. Mandatory Prepayment of Loan.

                  A. Upon discovery by either Borrower or the Lender of any breach of any of the representations and warranties listed in Section 4(B) preceding, the party discovering such breach shall promptly give notice of such discovery to the others.

                  The Lender has the right to require, in its unreviewable discretion, the related Borrower to repay the Loan in part in an amount equal to the amount of the Advance relating to such Contract with respect to any Contract which breaches one or more of the representations and warranties listed in
Section 4(B) preceding or which is determined by the Lender to be unacceptable for inclusion in such Securitization; provided, however, that upon the Lender's written consent, then in lieu of any prepayment required by this Section 5(A), such Borrower may pledge additional Contracts complying with the terms of this Agreement such that the aggregate principal amount of the Loan does not exceed the Maximum Loan Amount.

                  B. If (x) more than 1,0% of the Pledged Contracts, as indicated on any Supplemental Contract Schedule delivered pursuant to Section 9(A) hereof, become 31 or more days delinquent, or (y) any of the Pledged Contract become 45 or more days delinquent, the Lender may require the related Borrower to prepay the Loan in part in an amount equal to the amount of the Advance relating to such Contracts, or, with the Lender's consent, deliver qualifying substitute contracts in their place.

                  C. If the Borrowers award a Securitization or any whole-loan trade involving any Pledged Contracts to an investment banking house, agent or underwriter other than PSI, or to a group of managers for which PSI is not the lead manager, then (x) the Lender may demand that the Borrowers prepay any portion of the Loan evidenced hereby relating to the dollar amount of the Contracts to be included in such Securitization or whole loan trade, in which PSI has not been selected for participation, for payment within five business days of the demand for prepayment, (y) the Lender may refuse to make further Advances hereunder if such Advances would relate to Contracts to be included in such Securitization or whole-loan trade in which PSI has not been selected for participation and (z) the interest rate on the Loan shall increase as set forth in Section 1(E)(2) hereof. The Borrowers shall give immediate notice, by facsimile transmission, to the attention of Murray Weiss at the Lender and to the attention of Len Blum at PSI (fax 212-778-7401) of any decision to award the lead manager role or to name any group of managers for any Securitization or whole-loan trade involving any Pledged Contracts.

                  D. If at any time the outstanding principal amount of the Loan exceeds the Maximum Loan Amount, the Borrowers shall, no later than one business day after receipt of notice of such excess, either prepay the Loan (together with interest thereon) in part or in whole, or pledge additional Collateral to the Lender, or both, such that, after giving effect to such prepayment or pledge, or both, the aggregate outstanding principal amount of the Loan does not exceed the Maximum Loan Amount.

                  Section 6. Release of Contract Files following Payment of
Loan.

                  The Lender agrees to cause to be released from the lien hereof the documents described in Section 2 of the Custodial Agreement at the request of the Borrowers upon payment in full of the Loan, or, if a partial payment of the Loan occurs, the documents relating to a pro rata portion of the Pledged Contracts.

                  Section 7. Servicing.

                  Each Borrower shall service the related Contracts with the degree of skill and care consistent with that which such Borrower customarily exercises with respect to similar contracts owned, managed, or serviced by it and all applicable industry standards. Each Borrower (i) shall not knowingly fail to comply with all applicable Federal and State laws and regulations, (ii) shall maintain all State and Federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, (iii) shall not impair the rights of the Lender in any Contracts or for payment thereunder and (iv) shall not violate any laws which affect its ability to service the related Contracts.

                  Section 8. No Oral Modifications; Successors and Assigns; Assignment of Collateral.

                  No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender and each of the Borrowers. This Agreement shall be binding upon the successors and assigns of the parties hereto. The Borrowers acknowledge and agree that the Lender may re-pledge, enter into repurchase transactions, and otherwise re-hypothecate (including the granting of participation interests therein) the Collateral for the Loan; provided, that no such act shall in any way affect the Borrowers' rights to the Collateral.

                  Section 9. Reports.

                  A. The related Borrower shall provide the Lender with an electronic disk or tape (each, a "Supplemental Contract Schedule") (i) on the date any additional Contracts are delivered pursuant to Section 5(D), (ii) at the earliest of (A) two business days before each Funding Date or (B) two weeks following the date that the last such schedule was provided and (iii) within two business days following any request by the Lender or any affiliate thereof for such a schedule. Such Supplemental Contract Schedule will contain the information set forth in Section 2(A) hereof concerning (x) the Contracts then held in the warehouse facility and (y) any Contracts proposed to be delivered to the warehouse facility on the next Funding Date or in connection with Collateral maintenance pursuant to Section 5(D) hereof, and shall be in the format as may be agreed upon by the Borrowers and the Lender from time to time and contain the information set forth in Section 2(A) hereof.

                  B. Each Borrower shall furnish to the Lender (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its other lenders, (y) immediately, notice of the occurrence of any "Event of Default" hereunder or of any situation which such Borrower, with the passage of time, reasonably expects to develop into an "Event of Default" hereunder and (z) the following:

                            (i) unaudited consolidating financial statements of such Borrower and its Affiliates (setting forth such Borrower's balance sheet and income statement), within 105 days of such Borrower's fiscal year end;

                            (ii) unaudited consolidating financial statements of such Borrower and its Affiliates (setting forth such Borrower's balance sheet and income statement) for each of such Borrower's first three quarters of each fiscal year, within 50 days after quarter end; and

                            (iii) copies of all SEC filings by such Borrower and its Affiliates, within five business days of their filing with the SEC.

                  All required financial statements, information and reports shall be prepared in accordance with U.S. GAAP, or, if applicable to SEC filings, SEC accounting regulations.

                  C. On the fifth business day of each calendar month, the Borrowers shall provide the Lender with a report both in hardcopy and on a computer diskette or via electronic transmission, which report shall contain information concerning the portfolio performance data with respect to the Pledged Contracts, including, without limitation, information regarding any outstanding delinquencies, prepayments in whole or in part and any repurchases by the Borrowers, in a format as may be agreed upon by the Borrowers and the Lender from time to time.

                  D. In conjunction with the delivery of each of the financial statements to be delivered by the Borrowers pursuant to Section 9(B), each Borrower shall deliver to the Lender an officer's certificate of such Borrower certifying that, as of the date of delivery of such financial statements, such Borrower is in compliance with all the terms of this Agreement, including, without limitation, each of the representations and warranties set forth in
Section 4(B) and the covenants set forth in Section 4(C). Such certificate shall, as appropriate, set forth any calculations necessary to determine such compliance, including, without limitation, a calculation showing compliance with the representations set forth in Section 4(B)(34).

                  Section 10. Events of Default.

                  Each of the following shall constitute an "Event of Default" hereunder:

                  A. Failure of either Borrower to make any payment of interest or principal or any other sum which has become due, whether by acceleration or otherwise, under the terms of the Secured Note, this Agreement, any warehouse and security agreement or any other document evidencing or securing indebtedness of either Borrower to the Lender or to any affiliate of the Lender; provided, however, that, with respect to payments of interest hereunder, the Borrowers shall have one (1) Business Day to cure such deficiency.

                  B. Any "event of default" or any occurrence which with the passage of time would become an "event of default" by either Borrower, the Guarantor or any of their Affiliates under any agreement relating to any indebtedness of either Borrower, the Guarantor or any of their Affiliates to any other lender.

                  C. Any default of any term, condition or agreement or any breach of any representation or warranty of the Guarantor under the Guaranty or any other guaranty executed by the Guarantor in favor of the Lender or its affiliates.

                  D. Assignment or attempted assignment by the Borrowers of this Agreement or any rights hereunder, without first obtaining the specific written consent of the Lender, or the granting by the Borrowers of any security interest, lien or other encumbrance on any Collateral to other than the Lender.

                  E. The filing by either Borrower or the Guarantor of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of either Borrower or the Guarantor to secure dismissal of any such petition filed against it within ninety (90) days of such filing; the making of any general assignment by either Borrower or the Guarantor for the benefit of creditors; the appointment of a receiver or trustee for either Borrower or the Guarantor, or for any part of either Borrower's or the Guarantor's assets; the institution by either Borrower or the Guarantor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, either Borrower or the Guarantor; the institution of any such proceeding against either Borrower or the Guarantor if such party shall fail to secure dismissal thereof within ninety (90) days thereafter; the consent by either Borrower or the Guarantor to any type of insolvency proceeding against either Borrower or the Guarantor

(under the Bankruptcy Code or otherwise); the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section 10.

                  F. Any materially adverse change in the financial condition of either Borrower or any of its Affiliates or the existence of any other condition which, in the Lender's sole, reasonable determination, constitutes an impairment of either Borrower's ability to perform its obligations under this Agreement or the Secured Note.

                  G. Failure by either Borrower to service the Contracts in substantial compliance with the servicing requirements set forth in Section 7 hereof.

                  H. A breach by either Borrower of any representation, warranty or covenant set forth in Section 4(A), 4(C) or Section 9 hereof or a use by either Borrower of the proceeds of the Loan for a purpose other than as set forth in Section 1(A) hereof.

                  I. Any "event of default" under any agreement between either Borrower or any of their Affiliates and the Lender or any of its affiliates.

                  Section 11. Remedies Upon Default.

                  A. Upon the occurrence of one or more Events of Default and notice thereof to the Borrowers, the Lender may (x) refuse to make further Advances hereunder and (y) immediately declare the principal of the Secured Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement; provided, that, upon the occurrence of the Event of Default referred to in Section 10(D), such amounts shall immediately and automatically become due and payable without any further action by any person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Secured Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrowers.

                  B. Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all files of the Borrowers relating to the Collateral and all documents and information relating to the Collateral which are then or may thereafter come in to the possession of the Borrowers or any third party acting for the Borrowers, including, without limitation, all computer data relating to the Collateral and the servicing of the Collateral. The Lender shall be entitled to specific performance of all agreements of the Borrowers contained in this Agreement. The Borrowers and the Lender hereby acknowledge that the Lender's right to obtain physical possession of the Collateral is deemed for all purposes to be equivalent to the rights of "seizure of property or maintenance or continuation of perfection of an interest in property" as specified under Bankruptcy Code Sections 362(b) and 546(b)(2).

                  C. Upon the occurrence of one or more Events of Default, the Lender shall have the right to direct all servicers then servicing any Pledged Contracts to remit all collections on the Pledged Contracts to the Lender, and if any such payments are received by either Borrower, such Borrower shall not commingle the amounts received with other funds of such Borrower and shall promptly pay them over to the Lender. In addition, the Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. Such disposition may be on either a servicing-released or a servicing-retained basis. The Lender shall be entitled to place the Contracts which it recovers after any default in a pool for issuance of equipment lease-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market as a commercially reasonable disposition of Collateral, subject to the applicable requirements of the New York UCC. The Lender shall also be entitled to sell any or all of such Contracts individually for the prevailing price as a commercially reasonable disposition of Collateral subject to the applicable requirements of the New York UCC. The specification in this Section 11 of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the New York UCC) at the option of the Lender.

                  D. Following the occurrence and during the continuance of an Event of Default, interest shall accrue on the Loan at a default interest rate of LIBOR plus 5.00%.

                  Section 12. Indemnification.

                  Each of the Borrowers agrees to hold the Lender harmless from and indemnifies the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender relating to or arising out of this Agreement, the Custodial Agreement, the Secured Note, the Guaranty or any transaction contemplated hereby or thereby resulting from anything other than the Lender's gross negligence or willful misconduct. Each of the Borrowers also agrees to reimburse the Lender for all reasonable expenses in connection with the enforcement of this Agreement, the Custodial Agreement, the Secured Note and the Guaranty, including, without limitation, the reasonable fees and disbursements of counsel. Each of the Borrowers' agreements in this Section shall survive the payment in full of the Secured Note and the expiration or termination of this Agreement. Each of the Borrowers hereby acknowledges that, notwithstanding the fact that the Secured Note is secured by the Collateral, the obligations of such Borrower under the Secured Note are recourse obligations of such Borrower.

                  Section 13. Power of Attorney.

                  The related Borrower hereby authorizes the Lender, at such Borrower's expense, to file such financing statement or statements relating to the Collateral without such Borrower's signature thereon as the Lender at its reasonable option may deem appropriate and necessary, and appoints the Lender as such Borrower's attorney-in-fact to execute any such financing statement or statements in such Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

                  Section 14. Agreement Constitutes Security Agreement.

                  This Agreement is intended by the parties hereto to be governed by New York Law, and to constitute a security agreement within the meaning of the New York UCC.

                  Section 15. Lender May Act Through Affiliates.

                  The Lender may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

                  Section 16. Notices.

                  All demands, notices, reports and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice, report or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  If to ABL:

                           Anthony J. Santilli
                           Chairman
                           American Business Leasing, Inc.
                           111 Presidential Blvd.
                           Bala Cynwyd, PA  19004
                           Phone Number:  610-668-2440
                           Fax Number:  610-668-1468
                  with a copy to:

                           Lawrence F. Flick, II, Esq.
                           Blank Rome Comisky & McCauley
                           Four Penn Center Plaza
                           Philadelphia, Pennsylvania  19103-2599
                           Phone Number:  215-569-5500
                           Fax Number:    215-569-5555

                  If to Federal Leasing:

                           Anthony J. Santilli
                           Chairman
                           Federal Leasing Corp.
                           111 Presidential Blvd.
                           Bala Cynwyd, PA  19004
                           Phone Number:  610-668-2440
                           Fax Number:  610-668-1468

                  with a copy to:

                           Lawrence F. Flick, II, Esq.
                           Blank Rome Comisky & McCauley
                           Four Penn Center Plaza
                           Philadelphia, Pennsylvania  19103-2599
                           Phone Number:  215-569-5500
                           Fax Number:    215-569-5555

                  If to the Lender:

                           Prudential Securities Credit Corporation
                           One Seaport Plaza, 27th Floor
                           Treasury Department
                           New York, New York  10292
                           Attention:  Elizabeth Castagna
                           Phone Number: 212-214-7772
                           Fax Number:  212-214-7572

                  with copies to:

                           Prudential Securities Credit Corporation
                           One Seaport Plaza
                           New York, New York  10292
                           Attention:  Jeffrey French
                           Phone Number: 212-214-7558
                           Fax Number:  212-214-7678

                           Prudential Securities Credit Corporation
                           One Seaport Plaza
                           New York, New York  10292
                           Attention:  Jim Maitland
                           Phone Number: 212-214-7231
                           Fax Number:  212-214-7678

                           Prudential Securities Incorporated
                           One New York Plaza
                           New York, New York  10292
                           Attention: Mr. Len Blum
                           Phone Number:  212-778-1397
                           Fax Number:  212-778-7401

                  Section 17. Severability.

                  Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  Section 18. Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                  Section 19. Certain Definitions.

                  The following capitalized terms are defined in the corresponding sections specified below:

                  "Advance" - Section 1(A)(1).

                  "Affiliate" - Section 4(A)(5).

                  "Agreement" - Introductory Clause.

                  "Borrowers" - Introductory Clause.

                  "Collateral" - Section 3.

                  "Collateral Value" - Section 1(B)(1).

                  "Contract" - Recitals.

                  "Contract Schedule" - Section 2(A).

                  "Contract Schedule Cut-Off Date" - Section 2(A).

                  "Contract Value" - Section 2(A).

                  "Custodian" - Section 3.

                  "Custodial Agreement" - Section 3.

                  "Custodian's Certification" - Section 1(A)(2)(iii).

                  "Discount Rate" - Section 2(A).

                  "Equipment" - Recitals.

                  "Event of Default" - Section 9.

                  "Funding Date" - Section 1(A)(2).

                  "Guarantor" - Section 1(A)(2)(vii).

                  "Guaranty" - Section 1(A)(2)(vii)

                  "Lien" - Section 4.

                  "Lender" - Introductory Clause.

                  "Leverage Ratio" - Section 4.

                  "LIBOR" - Section 1(A)(3).

                  "Loan" - Section 1(A)(1).

                  "Maturity Date" - Section 1(B)(2).

                  "Maximum Loan Amount" - Section 1(B)(1).

                  "NY UCC" - Section 1(E)(1).

                  "Original Equipment Cost" - Section 2(A).

                  "Perfected Equipment" - Section 1(A)(2)(vi).

                  "Permitted Lien" - Section 4.

                  "Pledged Contracts" - Section 1(B)(2).

                  "Pre-Funding Account" - Section 1(A)(2).

                  "PSI" - Recitals.

                  "Secured Note" - Section 1(F).

                  "Secured Obligations" - Section 3.

                  "Securitization" - Recitals.

                  "Servicing Agreement" - Section 2(B)(9).

                  "Supplemental Contract Schedule" - Section 9(A).

                  "Tangible Net Worth" - Section 4.

                  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                    FEDERAL LEASING CORP.


                                    By:  /s/ David M. Levin
                                        ---------------------------------------
                                         Name:  David M. Levin
                                         Title: Chief Financial Officer


                                    AMERICAN BUSINESS LEASING, INC.


                                    By:  /s/ David M. Levin
                                        ---------------------------------------
                                         Name:  David M. Levin
                                         Title: Chief Financial Officer


                                    PRUDENTIAL SECURITIES CREDIT CORPORATION


                                    By: /s/ Jeffrey French
                                        ---------------------------------------
                                         Name:  Jeffrey French
                                         Title: Vice President

                                                                       Exhibit A





                                  SECURED NOTE


                            Dated as of April 3, 1998

                  FOR VALUE RECEIVED, the undersigned, FEDERAL LEASING CORP., a corporation organized under the laws of the State of New Jersey, whose address is 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004 ("Federal Leasing") and AMERICAN BUSINESS LEASING, INC., a corporation organized under the laws of the State of Pennsylvania, whose address is 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004 ("ABL", and together with Federal Leasing, the "Borrowers"), jointly and severally promise to pay to the order of PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation, whose address is One Seaport Plaza, New York, New York 10292 (the "Lender") on or before the Maturity Date the amount then outstanding (including accrued interest) under that certain Interim Warehouse and Security Agreement for Contracts dated as of April 3, 1998 (the "Agreement"). Initially, the maximum principal amount which may be outstanding is $50,000,000 (as such amount may be amended from time to time by a Credit Increase Confirmation and Note Amendment). Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

                  The holder of this Note is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule to be maintained by the Lender (which schedule may be obtained upon the Borrowers' request), and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided, that the failure of the holder hereof to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Agreement.

                  MAXIMUM RATE OF INTEREST: It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the Loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrowers.

                  DUE DATE: The Loan evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

                  PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Note, or to such other place as the Lender may from time to time direct by written notice to the Borrowers.

                  PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrowers via wire transfer initiated after 1:00 p.m. New York City time shall be deemed to be received on the next business day. The Borrowers agree to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness.

                  SECURITY: This Note is issued pursuant to the Agreement and is secured by a pledge of the collateral described therein. Notwithstanding the pledge of the collateral, each of the Borrowers hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of such Borrower to which such Borrower pledges its full faith and credit.

                  DEFAULTS: Upon the occurrence of an Event of Default (as defined in the Agreement), the Lender shall have all rights and remedies set forth in the Agreement.

                  The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of the Lender, except as and to the extent otherwise provided by law.

                  WAIVERS: Each of the Borrowers waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance of further collateral, the release of any collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against such Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of such Borrower. No extension of time for the payment of this Note, or an installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

                  TERMINOLOGY: If more than one party joins in the execution of this Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successors and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

                  AGREEMENT: Reference is made to the Agreement for provisions as to Advances, rates of interest, mandatory principal repayments, collateral and acceleration. If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

                  APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, the laws of which the Borrowers hereby expressly elect to apply to this Note. The Borrowers agree that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, or in the District Court of the United States for the Southern District of New York.

                             FEDERAL LEASING CORP.


                             By: _________________________________________
                                 Name:
                                 Title:


                             AMERICAN BUSINESS LEASING, INC.


                             By: _________________________________________
                                 Name:
                                 Title:

                                                                       Exhibit D





                                FORM OF GUARANTY


                  THIS GUARANTY is given as of the 3rd day of April, 1998 by AMERICAN BUSINESS FINANCIAL SERVICES, INC. (the "Guarantor"), a corporation organized and existing under the laws of the State of Pennsylvania and having its principal office at 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004.

                  WHEREAS, Prudential Securities Credit Corporation (the "Lender") has entered into an Interim Warehouse and Security Agreement for Contracts dated as of April 3, 1998 (the "Warehouse Agreement") with Federal Leasing Corp. ("Federal Leasing") and American Business Leasing, Inc. ("ABL", and together with Federal Leasing, the "Borrowers") (capitalized terms not defined herein shall have the meanings set forth in the Warehouse Agreement, unless otherwise noted) providing for a loan by the Lender to the Borrowers secured by certain Contracts and the related Equipment; and

                  WHEREAS, the Lender and the Borrowers have entered into a Custodial Agreement for Contracts with Chase Bank of Texas, N.A. (the "Custodian") dated as of April 3, 1998 (the "Custodial Agreement") whereby the Custodian agrees to act as Custodian on behalf of the Borrowers with respect to the Contracts; and

                  WHEREAS, the Guarantor represents that it directly or indirectly owns all of the stock of the Borrowers and is financially interested in its affairs and expects to derive advantage from the transactions contemplated by each of the Warehouse Agreement and the Custodial Agreement;

                  NOW, THEREFORE, to induce the Lender to enter into the transactions with the Borrowers contemplated by the Warehouse Agreement and the Custodial Agreement and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:

                  1. The Guarantor hereby unconditionally and irrevocably guarantees to the Lender the full and complete payment when due and performance of each of the Borrowers' obligations under the Warehouse Agreement, every Advance evidenced by the Secured Note issued pursuant to the Warehouse Agreement, and the Custodial Agreement. In addition, the Guarantor agrees that in the event that either of the Borrowers defaults in the performance of or payment when due of any or all obligations or sums hereby guaranteed, the Guarantor shall forthwith pay such sums or perform such obligations. All amounts payable by the Guarantor to the Lender hereunder shall be paid in immediately available funds in U.S. Dollars and at the place and otherwise in the manner and on the terms required by the Warehouse Agreement or, if so specified and applicable, the Custodial Agreement. This is a Guaranty of payment and not of collection. This Guaranty shall be a continuing Guaranty and shall remain in full force and effect until all the obligations of the Borrowers hereby guarantied are paid or performed in full. The Guarantor's obligations under this Guaranty shall be reinstated and be continued in full force and effect if at any time any payment received by the Lender under the Warehouse Agreement or the Custodial Agreement is invalidated, declared to be fraudulent or preferentially set aside and/or required to be repaid by the Lender.

                  2. The Guarantor hereby expressly waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, surrender or other handling or disposition of assets subject to the Warehouse Agreement or the Custodial Agreement, any requirement that the Lender exhaust any right, power or remedy or take any action against the Borrowers or against any assets subject to the Warehouse Agreement or the Custodial Agreement, and other formalities of any kind. The obligation of the Guarantor hereunder is absolute and unconditional irrespective of the genuineness, legality, validity, regularity or enforceability of the Warehouse Agreement, the Custodial Agreement, or any other agreement, instrument or document contemplated therein or thereby and irrespective of the obligation of any other party or person, and shall not in any manner be affected by reason of any action taken or not taken by the Lender, which action or inaction is herein consented and agreed to, or of any lack of prior enforcement or retention of any rights against the Borrowers, the Guarantor or any other person or property. The Guarantor hereby waives, to the fullest extent permitted by applicable law, all defenses of a surety to which it may be entitled by statute or otherwise. The Lender may neglect or forbear to enforce payment or performance hereunder, under the Warehouse Agreement, the Custodial Agreement, or under any other agreement, instrument or document contemplated therein or thereby, or waive, amend or otherwise alter the terms of the Warehouse Agreement or the Custodial Agreement in any manner, or release or cause the release of any assets subject to the Warehouse Agreement, in each case without in any way affecting or impairing the liability of the Guarantor hereunder.

                  3. The Guarantor hereby waives all rights of subrogation, exoneration, reimbursement or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it hereunder and further agrees with the Borrowers for the benefit of its creditors that any such payment by it shall constitute a contribution of capital by the Guarantor to the related Borrower.

                  4. Any indebtedness of the Borrowers now or hereafter held by the Guarantor is hereby subordinated to any obligations of the Borrowers to the Lender under the Warehouse Agreement and the Custodial Agreement.

                  5. If an Event of Termination under the Warehouse Agreement or an Event of Default under the Custodial Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and the Lender, the obligations of the Borrowers guaranteed hereunder may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrowers and that, in the event of any such declaration (or attempted declaration), such obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

                  6. All of the Lender's rights and remedies shall be cumulative and any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right any time and from time to time thereafter.

                  7. All notices, demands and other communications hereunder shall be given in writing and delivered or telefaxed (i) to the Guarantor, at American Business Financial Services, Inc., 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004, Attention: Anthony J. Santilli, Facsimile: (610) 668-1468, (ii) to the Lender at (a) Prudential Securities Credit Corporation, One Seaport Plaza, 27th Floor, Treasury Department, New York, New York 10292,
Attention: Elizabeth Castagna, Facsimile: (212) 214-7572, (b) Prudential Securities Credit Corporation, One Seaport Plaza, New York, New York 10292,
Attention: Jeffrey French, Facsimile (212) 214-7678, and (c) Prudential Securities Credit Corporation, One Seaport Plaza, New York, New York 10292,
Attention: Jim Maitland, Facsimile (212) 214-7678, and shall be effective upon actual receipt and (iii) to PSI at Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Len Blum, Facsimile (212) 778-7401.

                  8. This Guaranty shall inure to the benefit of the Lender, its successors, assigns and any person to whom the Lender may grant any interest in any of the Secured Note or the Contracts, and shall be binding upon the Guarantor, its successors, heirs, executors, administrators, legal representatives and assigns.

                  9. The Guarantor covenants with the Lender that, during the term of this Guaranty: (i) the Guarantor's Tangible Net Worth ("Tangible Net Worth" being Net Worth less intangible assets, less receivables from Affiliates, and "Net Worth" being the sum of (a) the book value of the common stock, plus
(b) paid in capital, plus (c) retained earnings, plus (d) the book value of any preferred stock not payable within five years) at all times shall not be less than the sum of (A) $15,000,000, plus (B) 75% of the positive earnings of the Guarantor subsequent to December 31, 1997, plus (C) the net proceeds to the Guarantor from the issuance of any common stock or preferred stock subsequent to December 31, 1997; (ii) the Guarantor shall maintain a minimum of $25,000,000 of outstanding subordinated debentures maturing in more than one year; (iii) the Guarantor's leverage ratio shall not exceed 4.00:1, such ratio being the ratio of (x) the excess of (A) the Guarantor's total liabilities over (B) outstanding subordinated debentures maturing in more than one year, to (y) the sum of (A) the Guarantor's Tangible Net Worth and (B) outstanding subordinated debentures maturing in more than one year; (iv) the subordinated debentures shall be subordinate to the Guarantor's obligations hereunder, including, any unsecured obligations to the Lender, and (v) the Guarantor shall at no time have guarantees outstanding in respect of obligations in excess of $200,000,000. All calculations made pursuant to this Section 9 shall be made in accordance with generally accepted accounting principles.

                  10. As long as this Guaranty is in effect, the Guarantor shall
(i) promptly upon preparation, but in no event later than 50 days following the end of its first three fiscal quarters, deliver to the Lender its unaudited company-prepared financial statements as of the end of such fiscal quarter, prepared in accordance with GAAP, and (ii) promptly upon preparation, but in no event later than 105 days following the end of its fourth fiscal quarter, deliver to the Lender its audited and certified financial statements, prepared in accordance with GAAP, as of the end of and for the most recently ended fiscal year, which audits and certification shall be prepared by a nationally recognized independent accounting firm or by a regionally recognized independent accounting firm with the prior written consent of the Lender, which consent shall not be unreasonably withheld. In all cases, financial statements shall include, without limitation, a balance sheet, a profit and loss statement and a statement of cash flows. In conjunction with the delivery of each of the financial statements to be delivered by the Guarantor pursuant to this Paragraph 10, the Guarantor shall deliver to the Lender (a) an officer's certificate of the Guarantor certifying that, as of the date of delivery of such financial statements, the Guarantor is in compliance with all the terms of this Guaranty, including, without limitation, each of the covenants set forth in Paragraph 9,
(b) a schedule setting forth by month of maturity all outstanding subordinated debentures of the Guarantor, and (c) a schedule of other receivables and other assets of the Guarantor. Such compliance certificate shall, as appropriate, set forth any calculations necessary to determine such compliance.

                  11. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. This Guaranty may not be modified, altered or amended except by a writing signed by both the Guarantor and the Lender.

                  12. THE GUARANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT WHICH IS RELATED TO ANY MATTER CONTAINED IN THIS GUARANTY, AND THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT PROVIDED THAT SERVICE

OF PROCESS IS MADE BY ANY LAWFUL MEANS, THAT ANY SUCH COURT IS AN INCONVENIENT FORUM OR THAT VENUE IN ANY SUCH COURT IS IMPROPER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY MATTER ARISING HEREUNDER.

                  IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

                               AMERICAN BUSINESS FINANCIAL
                                SERVICES, INC.


                               By: ___________________________________
                                   Name:
                                   Title:

                          CREDIT INCREASE CONFIRMATION
                            AND NOTE AMENDMENT NO. 1
                                     TO THE
                    INTERIM WAREHOUSE AND SECURITY AGREEMENT
                    FOR CONTRACTS, SECURED NOTE AND GUARANTY

                            Dated as of May 29, 1998

                  Reference is made to (x) the Interim Warehouse and Security Agreement for Contracts, dated as of April 3, 1998 (the "Interim Warehouse Agreement") among Prudential Securities Credit Corporation (the "Lender") and Federal Leasing Corp. ("Federal Leasing") and American Business Leasing, Inc. ("ABL", and together with Federal Leasing, the "Borrowers"), (y) the Secured Note, dated as of April 3, 1998 (the "Note"), from the Borrowers to the Lender, and (z) the Guaranty, dated as of April 3, 1998 (the "Guaranty"), from the Borrowers' parent, American Business Financial Services, Inc. ("ABFS" or the "Guarantor"), to the Lender.

                  WHEREAS, the Lender and the Borrowers desire to amend the Interim Warehouse Agreement; and

                  WHEREAS, the Lender and the Guarantor desire to amend the financial covenants contained in the Guaranty;

                  NOW THEREFORE, the Lender, the Borrowers and the Guarantor hereby amend the Interim Warehouse Agreement, the Secured Note and the Guaranty as follows:

Section 1. Amendment of the Interim Warehouse Agreement.

                  Section 1(A)(1) of the Interim Warehouse Agreement is hereby deleted in its entirety and replaced with the following:

                  The Lender agrees to lend to the Borrowers up to $50,000,000 (such borrowing, the "Loan") to be made in one or more advances (each, an "Advance"); provided, however, that, in no event shall the outstanding debt owed to the Lender by the Borrowers or any of their Affiliates (including, without limitation, American Business Credit, Inc., HomeAmerican Credit, Inc. d/b/a Upland Mortgage and New Jersey Mortgage and Investments Corp.) under any loan agreement (including, without limitation, this Agreement) exceed $100,000,000; provided, further, that, at any time when funds are on deposit in a Pre-Funding Account (as defined herein), the amount of the Loan shall not exceed the amount on deposit in such Pre-Funding Account. The Borrower agrees that the Loan shall be used to warehouse Contracts that are to be included in a Securitization, as such Contracts are identified to the Lender in writing and in electronic form from time to time. Such Contracts may be (a) included at the time of closing of the Securitization or (b) purchased by the Securitization trust subsequent to closing with funds on deposit in an account (a "Pre-Funding Account") relating to the Securitization and designated for such purpose. The Lender may refuse to lend against any Contract(s) which the Lender reasonably believes will not be eligible for inclusion in a securitized pool either (x) due to the characteristics of such Contract or (y) due to the expected aggregate characteristics of the Contracts.

Section 2. Amendment of the Guaranty.

                  Section 9 of the Guaranty is hereby deleted in its entirety and replaced with the following:

                  9. The Guarantor covenants with the Lender that, during the term of this Guaranty: (i) the Guarantor's Tangible Net Worth ("Tangible Net Worth" being Net Worth less intangible assets, less receivables from Affiliates, and "Net Worth" being the sum of (a) the book value of the common stock, plus (b) paid in capital, plus (c) retained earnings, plus (d) the book value of any preferred stock not payable within five years) at all times shall not be less than the sum of (A) $15,000,000,
                  (B) 75% of the positive earnings of the Guarantor subsequent to December 31, 1997, plus (C) the net proceeds to the Guarantor from the issuance of any common stock or preferred stock subsequent to December 31, 1997; (ii) the Guarantor shall maintain a minimum of $43,000,000 of outstanding subordinated debentures maturing in more than one year; (iii) the Guarantor's leverage ratio shall not exceed 3.75:1, such ratio being the ratio of (x) the excess of (A) the Guarantor's total liabilities over (B) outstanding subordinated debentures maturing in more than one year, to (y) the sum of (A) the Guarantor's Tangible Net Worth and (B) outstanding subordinated debentures maturing in more than one year; (iv) the subordinated debentures shall be subordinate to the Guarantor's obligations hereunder, including, any unsecured obligations to the Lender; and (v) the Guarantor shall at no time have guarantees outstanding in respect of obligations in excess of $250,000,000. All calculations made pursuant to this
                  Section 9 shall be made in accordance with generally accepted accounting principles.

Section 3. Confirmation of the Interim Warehouse Agreement, the Note and the
           Guaranty.

                  As amended by Section 1 and Section 2 hereof, all provisions of the Interim Warehouse Agreement, the Note and the Guaranty, are reconfirmed as of the date hereof. Each of the Borrowers and the Guarantor, in addition, hereby reconfirms and remakes as of the date hereof each and every one of its representations, warranties and covenants as set forth in the Interim Warehouse Agreement, the Note or the Guaranty, as applicable.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 AMERICAN BUSINESS LEASING, INC.,
                                  as Borrower



                                 By: /s/ Beverly Santilli
                                     ------------------------------------
                                 Name: Beverly Santilli
                                 Title: President


                                 FEDERAL LEASING CORP., as Borrower



                                 By: /s/ Jeffery M. Ruben
                                     ------------------------------------
                                 Name: Jeffrey M. Ruben
                                 Title: Senior Vice President


                                 AMERICAN BUSINESS FINANCIAL SERVICES, INC.,
                                  as Guarantor



                                 By: /s/ Anthony J. Santilli, Jr.
                                     ------------------------------------
                                 Name: Anthony J. Santilli, Jr.
                                 Title: President


                                 PRUDENTIAL SECURITIES CREDIT CORPORATION,
                                  as Lender



                                  By: /s/ Elisabeth W. Castagna
                                     ------------------------------------
                                  Name: Elisabeth W. Castagna
                                  Title: Treasurer

                          CREDIT INCREASE CONFIRMATION
                            AND NOTE AMENDMENT NO. 2
                                     TO THE
                    INTERIM WAREHOUSE AND SECURITY AGREEMENT
                    FOR CONTRACTS, SECURED NOTE AND GUARANTY

                           Dated as of August 27, 1998

                  Reference is made to (x) the Interim Warehouse and Security Agreement for Contracts, dated as of April 3, 1998 (the "Interim Warehouse Agreement") among Prudential Securities Credit Corporation (the "Lender") and Federal Leasing Corp. ("Federal Leasing") and American Business Leasing, Inc. ("ABL", and together with Federal Leasing, the "Borrowers"), as amended by Credit Increase Confirmation and Note Amendment No.1, dated May 29, 1998, (y) the Secured Note, dated as of April 3, 1998 (the "Note"), from the Borrowers to the Lender, and (z) the Guaranty, dated as of April 3, 1998 (the "Guaranty"), from the Borrowers' parent, American Business Financial Services, Inc. ("ABFS" or the "Guarantor"), to the Lender.

                  WHEREAS, the Lender and the Borrowers desire to amend the Interim Warehouse Agreement;

                  NOW THEREFORE, the Lender, the Borrowers and the Guarantor hereby amend the Interim Warehouse Agreement, the Secured Note and the Guaranty as follows:

Section 1.        Amendment of the Interim Warehouse Agreement and Note.

                  The definition of "Maturity Date" in Section 1(B) is hereby deleted in its entirety and replaced with the following:

                  Maturity Date means, (i) the earlier of (a) December 31, 1998 and (b) the next Securitization if no Pre-Funding Account is utilized in the Securitization or (ii) if a Pre-Funding Account is utilized in the next Securitization, the earlier of
                  (a) March 31, 1999 and (b) the date on which the funds in the Pre-Funding Account are reduced to zero. The Maturity Date may be extended by the Lender, in the Lender's sole and unreviewable discretion, on any date by the execution and delivery of a Credit Increase Confirmation and Note Amendment in the form of Exhibit C hereto.

Section 2. Confirmation of the Interim Warehouse Agreement, the Note and the Guaranty.

                  As amended by Section 1 hereof, all provisions of the Interim Warehouse Agreement, the Note and the Guaranty, are reconfirmed as of the date hereof. Each of the Borrowers and the Guarantor, in addition, hereby reconfirms and remakes as of the date hereof each and every one of its representations, warranties and covenants as set forth in the Interim Warehouse Agreement, the Note or the Guaranty, as applicable.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        AMERICAN BUSINESS LEASING, INC.,
                                          as Borrower



                                        By: /s/ Jeffrey M. Ruben
                                            --------------------
                                            Jeffrey M. Ruben
                                            Senior Vice President


                                        FEDERAL LEASING CORP., as Borrower



                                        By: /s/ Jeffrey M. Ruben
                                            --------------------
                                            Jeffrey M. Ruben
                                            Senior Vice President


                                        AMERICAN BUSINESS FINANCIAL
                                          SERVICES, INC., as Guarantor



                                        By: /s/ Jeffrey M. Ruben
                                            --------------------
                                            Jeffrey M. Ruben
                                            Senior Vice President


                                        PRUDENTIAL SECURITIES CREDIT
                                          CORPORATION, as Lender



                                        By: /s/ Jeffrey French
                                            --------------------
                                            Jeffrey French
                                            Vice President